UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 1, 2010

CIB Marine Bancshares, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Wisconsin	000-24149	37-1203599
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

N27 W24025 Paul Court, Pewaukee, Wisconsin		53072
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	262-695-6010

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 1, 2010, Messrs. Charles D. Mires and Ronald E. Rhoades were appointed to the Board of Directors of the registrant to fill two vacant seats. Both Messrs. Mires' and Rhoades' terms will expire at the next annual meeting of the registrant's shareholders, to be held on May 27, 2010. Messrs. Mires and Rhoades have also been appointed to the Board of Directors of the registrant's wholly owned subsidiary, CIBM Bank.

Mr. Mires is the Senior Managing Director and Portfolio Manager for Clutterbuck Funds, LLC, a hedge fund. Previously, he was the head of Risk Management and Derivatives for Allstate Investment, LLC. During his 22 years with Allstate, he managed the groups responsible for municipal securities, mortgage-backed securities, and short-term investments.

Mr. Rhoades is the President and CEO of Plastic Container Corp., a leading manufacturing business based in Urbana, Illinois. Mr. Rhoades served on the Board of Directors of CIBM Bank (f/k/a Central Illinois Bank) from 2006 to 2009.

It is anticipated that both Mr. Mires and Mr. Rhoades will serve on the Compensation and Stock Option Commitee of the Board. Neither Mr. Mires nor Mr. Rhoades have a direct or indirect material interest in any transaction with the registrant required to be disclosed pursuant to Item 404(a) of Regulation S-K. There was no arrangement or understanding between Messrs. Mires or Rhoades and any other person pursuant to which Messrs. Mires & Rhoades were selected as directors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIB Marine Bancshares, Inc.

April 2, 2010	By:	John P. Hickey, Jr.

Name: John P. Hickey, Jr.
Title: President & CEO